EXHIBIT 1.1

TERMS AGREEMENT

February 4, 2016

Praxair, Inc.
39 Old Ridgebury Road
Danbury, Connecticut 06810-5113

Ladies and Gentlemen:

We, Credit Suisse Securities (Europe) Limited, Deutsche Bank AG, London Branch and Merrill Lynch International (the “Representatives”), acting on behalf of the several underwriters named in Schedule I attached hereto (the “Underwriters”), understand that Praxair, Inc., a Delaware corporation (the “Company”), proposes to issue and sell €550,000,000 aggregate principal amount of its 1.200% Notes due 2024 (the “Offered Securities”), covered by the registration statement on Form S-3 (No. 333-204093) (the “Registration Statement”) filed by the Company.  Subject to the terms and conditions set forth herein or incorporated by reference herein, the Underwriters named in Schedule I attached hereto agree to purchase, severally and not jointly, the Offered Securities in the amounts set forth opposite our respective names on such Schedule.  The closing in respect of the purchase and sale of the Offered Securities shall occur on February 12, 2016 by 10:00 a.m. (the “Closing Date”).

All the provisions contained in the Praxair, Inc. Standard Underwriting Agreement Provisions (May 12, 2015 edition), other than the form of Delayed Delivery Contract attached thereto as Annex I and Terms Agreement attached thereto as Annex II (the “Standard Provisions”), a copy of which is filed as an exhibit to the Registration Statement, are incorporated herein by reference in their entirety and shall be deemed to be a part of this Terms Agreement to the same extent as if the Standard Provisions had been set forth in full herein. Terms defined in the Standard Provisions are used herein as therein defined.

For purposes of Sections 2 and 7 of the Standard Provisions, the only information furnished to the Company by any Underwriter for use in the U.S. Prospectus consists of the following information in the U.S. Prospectus furnished on behalf of each Underwriter: the last paragraph at the bottom of the prospectus supplement cover page concerning the terms of the offering by the Underwriters, and the information contained in the third paragraph, the sixth and seventh sentences of the sixth paragraph and the seventh, eighth, tenth, eleventh and twelfth paragraphs under the caption “Underwriting” in the prospectus supplement.

Notwithstanding any other term of this Agreement or any other agreements, arrangements, or understanding between the Underwriters and the Company, the Company acknowledges, accepts, and agrees to be bound by:

(i)           the effect of the exercise of Bail-in Powers by the Relevant Resolution Authority in relation to any BRRD Liability of the Underwriters to the Company under this agreement, that (without limitation) may include and result in any of the following, or some combination thereof:

i.           the reduction of all, or a portion, of the BRRD Liability or outstanding amounts due thereon;

ii.           the conversion of all, or a portion, of the BRRD Liability into shares, other securities or other obligations of the Underwriters  or another person (and the issue to or conferral on the Company  of such shares, securities or obligations;

iii.           the cancellation of the BRRD Liability;

iv.           the amendment or alteration of any interest, if applicable, thereon, the maturity or the dates on which any payments are due, including by suspending payment for a temporary period;

(ii)           the variation of the terms of this Agreement, as deemed necessary by the Relevant Resolution Authority, to give effect to the exercise of Bail-in Powers by the Relevant Resolution Authority.

(iii)            “Bail-in Legislation” means in relation to a member state of the European Economic Area which has implemented, or which at any time implements, the BRRD, the relevant implementing law, regulation, rule or requirement as described in the EU Bail-in Legislation Schedule from time to time; “Bail-in Powers” means any Write-down and Conversion Powers as defined in relation to the relevant Bail-in Legislation; “BRRD” means Directive 2014/59/EU establishing a framework for the recovery and resolution of credit institutions and investment firms; “EU Bail-in Legislation Schedule” means the document described as such, then in effect, and published by the Loan Market Association (or any successor person) from time to time at http://www.lma.eu.com/; “BRRD Liability” has the same meaning as in such laws, regulations, rules or requirements implementing the BRRD under the applicable Bail-in Legislation; and “Relevant Resolution Authority” means the resolution authority with the ability to exercise any Bail-in Powers in relation to the Underwriters.

The Underwriters agree as between themselves that they will be bound by and will comply with the International Capital Markets Association Agreement Among Managers Version 1/New York Law Schedule (the “Agreement Among Managers”) as amended in the manner set out below. For purposes of the Agreement Among Managers, “Managers” means the Underwriters, “Lead Manager” means the Representatives, “Settlement Lead Manager” means Merrill Lynch International, “Stabilizing Manager” means Merrill Lynch International and “Subscription Agreement” means the Underwriting Agreement. Clause 3 of the Agreement Among Managers shall be deleted in its entirety and replaced with Section 8 of the Standard Provisions.

Date of Basic Prospectus: May 12, 2015

Date of Preliminary Prospectus Supplement: February 4, 2016

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Date of Prospectus Supplement: February 4, 2016

Time of Sale: 10:55 a.m., New York City time on February 4, 2016

Names and Addresses of Representatives:

Credit Suisse Securities (Europe) Limited
One Cabot Square
London E14 4QJ

Deutsche Bank AG, London Branch
Winchester House
1 Great Winchester Street
London EC2N 2DB

Merrill Lynch International
2 King Edward Street
London EC1A 1HQ

The Offered Securities shall have the following terms:

Title:	1.200% Notes due 2024
Maturity:	February 12, 2024
Interest Rate:	1.200% per annum
Interest Payment Dates:	Interest will be payable annually in arrears on February 12 of each year, commencing February 12, 2017.
Redemption Provisions:
The Company may redeem the Offered Securities at its option, at any time in whole or from time to time in part.

The redemption price for the Offered Securities to be redeemed on any redemption date will be equal to the greater of:

(1) the principal amount of the Offered Securities being redeemed plus accrued and unpaid interest to the redemption date; or

(2) the sum of the present values of the principal amount of the Offered Securities, together with the scheduled annual payments of interest (exclusive of interest to the redemption date) from the redemption date to the maturity date of the Offered Securities, in each case discounted to the redemption date on an ACTUAL/ACTUAL (ICMA) day count basis at the applicable Comparable Government Bond Rate (as defined below), plus 20 basis points, plus accrued and unpaid interest on the principal amount of the Offered Securities to the redemption date.

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“Comparable Government Bond Rate” means the yield to maturity, expressed as a percentage (rounded to three decimal places, with 0.0005 being rounded upwards), on the third business day prior to the date fixed for redemption, of the Comparable Government Bond (as defined below) on the basis of the middle market price of the Comparable Government Bond prevailing at 11:00 a.m. (London time) on such business day as determined by an independent investment bank selected by the Company.

“Comparable Government Bond” means, in relation to any Comparable Government Bond Rate calculation, at the discretion of an independent investment bank selected by the Company, a German government bond whose maturity is closest to the maturity of the Offered Securities to be redeemed, or if such independent investment bank in its discretion determines that such similar bond is not in issue, such other German government bond as such independent investment bank may, with the advice of three brokers of, and/or market makers in, German government bonds selected by the Company, determine to be appropriate for determining the Comparable Government Bond Rate.
In addition, the Company has the option to redeem the Offered Securities under the circumstances described in the Preliminary Prospectus Supplement under the caption “Description of the Notes – Redemption Upon Tax Event.”

Purchase Price:	99.562% of the principal amount thereof
Initial Offering Price:	99.962% of the principal amount thereof, plus accrued interest, if any, from February 12, 2016
Additional Terms:
The Offered Securities will be issued only in registered form in denominations of €100,000 and integral multiples of €1,000 in excess thereof.

Delivery of the Offered Securities shall be made in book-entry form through a common depositary for Clearstream Banking, société anonyme and Euroclear Bank S.A./N.V., as operator of the Euroclear system.

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which terms shall be set forth in a pricing term sheet substantially in the form of Exhibit 1 attached hereto (the “Pricing Term Sheet”).

The Offered Securities will be made available for checking and packaging at the offices of Davis Polk & Wardwell LLP at least 24 hours prior to the Closing Date.

This Terms Agreement may be executed in one or more counterparts, all of which counterparts shall constitute one and the same instrument.

[Signature pages follow]

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If the foregoing is in accordance with your understanding of our agreement, kindly sign and return to us the enclosed duplicate hereof, whereupon it will become a binding agreement among the Company, and the several Underwriters in accordance with its terms.

Very truly yours,

CREDIT SUISSE SECURITIES (EUROPE) LIMITED
DEUTSCHE BANK AG, LONDON BRANCH
MERRILL LYNCH INTERNATIONAL
ANZ SECURITIES, INC.
BANCO BILBAO VIZCAYA ARGENTARIA, S.A.
BANCO BRADESCO BBI S.A.
BNY MELLON CAPITAL MARKETS, LLC
GOLDMAN, SACHS & CO.
ITAU BBA USA SECURITIES, INC.
PNC CAPITAL MARKETS LLC
SOCIÉTÉ GÉNÉRALE
THE TORONTO-DOMINION BANK
THE WILLIAMS CAPITAL GROUP, L.P.

[Signature Page to Terms Agreement]

CREDIT SUISSE SECURITIES (EUROPE) LIMITED

By:  /s/ Scott J. Roose
        Scott J. Roose
        Managing Director

By:  /s/ Sandeep Agarwal
        Sandeep Agarwal
        Managing Director

[Signature Page to Terms Agreement]

DEUTSCHE BANK AG, LONDON BRANCH

By:  /s/ Patrick M. Kaufer
        Patrick M. Kaufer
        Managing Director

By:  /s/ Ben-Zion Smilchensky
        Ben-Zion Smilchensky
        Managing Director

[Signature Page to Terms Agreement]

MERRILL LYNCH INTERNATIONAL

By:  /s/ Julien Ronan
        Julien  Ronan
        Managing Director

[Signature Page to Terms Agreement]

ANZ SECURITIES, INC.

By:  /s/ Charles Lachman
        Charles Lachman
        President

[Signature Page to Terms Agreement]

BANCO BILBAO VIZCAYA ARGENTARIA, S.A.

By:  /s/ Alvaro Solis
        Alvaro Solis
        Managing Director

By:  /s/ Sandra de las Cavadas
        Sandra de las Cavadas
        Executive Director

[Signature Page to Terms Agreement]

BANCO BRADESCO BBI S.A.

By:  /s/ Alessandro Decio Farkuh
        Alessandro Decio Farkuh
        Managing Director

By:  /s/ Mauricio Hideki Martins
        Mauricio Hideki Martins
        Vice President

[Signature Page to Terms Agreement]

BNY MELLON CAPITAL MARKETS, LLC

By:  /s/ Phil Benedict
        Phil Benedict
        Managing Director

[Signature Page to Terms Agreement]

GOLDMAN, SACHS & CO.

By:  /s/ Ryan Gilliam
        Ryan Gilliam
        Vice President

[Signature Page to Terms Agreement]

ITAU BBA USA SECURITIES, INC.

By:  /s/ John B. Corcoran
        John B. Corcoran
        Managing Director

By:  /s/ Almir Vignoto
        Almir Vignoto
        Head of US Operations
        Itau Unibanco S.A.

[Signature Page to Terms Agreement]

PNC CAPITAL MARKETS LLC

By:  /s/ Rachel Chalich
        Rachel Chalich
        Senior Associate / AVP

[Signature Page to Terms Agreement]

SOCIÉTÉ GÉNÉRALE

By:  /s/ Brendon Moran
        Brendon Moran
        Global Co-Head of Corporate Origination

[Signature Page to Terms Agreement]

THE TORONTO-DOMINION BANK

By:  /s/ Paul Eustace
        Paul Eustace
        Managing Director
        Head of Syndicate

[Signature Page to Terms Agreement]

THE WILLIAMS CAPITAL GROUP, L.P.

By:  /s/ David Coard
        David Coard
        Principal

[Signature Page to Terms Agreement]

The foregoing Terms Agreement
is hereby confirmed as of the
date first above written

PRAXAIR, INC.

By:  /s/ Timothy Heenan
        Timothy Heenan
        Vice President and Treasurer

[Signature Page to Terms Agreement]

SCHEDULE I

Underwriters	Amount of Offered Securities to be Purchased
Credit Suisse Securities (Europe) Limited..	€146,667,000
Deutsche Bank AG, London Branch	146,667,000
Merrill Lynch International.	146,666,000
ANZ Securities, Inc.	11,000,000
Banco Bilbao Vizcaya Argentaria, S.A.	11,000,000
Banco Bradesco BBI S.A.	11,000,000
BNY Mellon Capital Markets, LLC	11,000,000
Goldman, Sachs & Co.	11,000,000
Itau BBA USA Securities, Inc.	11,000,000
PNC Capital Markets LLC	11,000,000
Société Générale	11,000,000
The Toronto-Dominion Bank	11,000,000
The Williams Capital Group, L.P.	11,000,000
Total	€550,000,000

EXHIBIT 1
Pricing Term Sheet

Final Term Sheet
Filed pursuant to Rule 433
Dated February 4, 2016

Relating to
Prospectus Supplement dated February 4, 2016 to
Registration Statement No. 333-204093

€550,000,000 1.200% Notes due 2024

Issuer:	Praxair, Inc.
Title of Securities:	1.200% Notes due 2024
Principal Amount:	€550,000,000
Maturity Date:	February 12, 2024
Issue Price (Price to Public):	99.962% of principal amount
Coupon (Interest Rate):	1.200% per annum
Re-Offer Yield to Maturity:	1.205%
Benchmark Bund:	DBR 2.000% due August 15, 2023
Benchmark Bund Yield / Price:	-0.033% / 115.300%
Re-Offer Spread to Benchmark Bund:	123.8 basis points
Mid Swaps Yield:	0.425%
Re-Offer Spread to Mid Swaps:	78 basis points
Underwriting Fee:	40 basis points
Proceeds to Issuer (net of underwriting fees but before expenses):	€547,591,000
Interest Payment Dates:	Annually in arrears on each February 12, commencing February 12, 2017
Make-Whole Redemption:	Bund +20 basis points
Day Count:	Actual / Actual (ICMA)
Denominations:	€100,000 and integral multiples of €1,000 in excess thereof
Type of Offering:	SEC Registered
Listing:	Application will be made to list the Notes on the New York Stock Exchange
Trade Date:	February 4, 2016
Settlement Date:	February 12, 2016 (T+6)
Settlement:	Euroclear / Clearstream

Common Code/ISIN:	136238426 / XS1362384262
Joint Bookrunners:	Credit Suisse Securities (Europe) Limited , Deutsche Bank AG, London Branch and Merrill Lynch International
Co-Managers:
ANZ Securities, Inc., Banco Bilbao Vizcaya Argentaria, S.A., Banco Bradesco BBI S.A., BNY Mellon Capital Markets, LLC, Goldman, Sachs & Co., Itau BBA USA Securities, Inc., PNC Capital Markets LLC, Société Générale, The Toronto-Dominion Bank, The Williams Capital Group, L.P.

Long-term Debt Ratings*
Concurrent Offering:
On February 4, 2016, we launched an offering of 3.200% Notes due 2026 (the “new USD notes”) pursuant to a preliminary prospectus supplement dated February 4, 2016. The new USD notes will be of the same series as the $450,000,000 of 3.200% Notes due 2026 that we issued on September 24, 2015. The terms and amount of the new USD notes to be offered have not been determined, there can be no assurance that the new USD notes offering will be consummated, and this offering is not conditioned on the consummation of the new USD notes offering.

* Note: A securities rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time.

We expect that delivery of the notes will be made to investors on or about February 12, 2016, which will be the sixth business day following the date of this final term sheet (such settlement being referred to as “T+6”). Under Rule 15c6-1 under the Securities Exchange Act of 1934, as amended, trades in the secondary market are required to settle in three business days, unless the parties to any such trade expressly agree otherwise. Accordingly, purchasers who wish to trade notes prior to the delivery of the notes hereunder will be required, by virtue of the fact that the notes initially settle in T+6, to specify an alternate settlement arrangement at the time of any such trade to prevent a failed settlement. Purchasers of the notes who wish to trade the notes prior to their date of delivery hereunder should consult their advisors.

The issuer has filed a registration statement (including a prospectus, as supplemented) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus (as supplemented) in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the issuer, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling Credit Suisse Securities (Europe) Limited, toll-free at (800) 221-1037, Deutsche Bank AG, London Branch, toll free at (800) 503-4611 or Merrill Lynch International, toll free at (800) 294-1322.

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